Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2014, included in the Proxy Statement of Internet Patents Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4/A No. 333-201323) and Prospectus of Internet Patents Corporation for the registration of 3,500,000 shares of its common stock.

/s/ Ernst & Young LLP

Sacramento, California

January 27, 2015